Exhibit (h)(24) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A

FUNDS

Dated August 1, 2017

	Registrant Name:	Series Name (if applicable)	Transfer Agent Fund Number

7/1/04	Federated Adjustable Rate Securities Fund		096, 099
	Federated Core Trust:
3/21/16		Emerging Markets Core Fund	812
8/16/10		Federated Bank Loan Core Fund	850
7/1/04		Federated Mortgage Core Portfolio	938
7/1/04		High Yield Bond Portfolio	871

	Federated Core Trust III:
3/1/08		Federated Project and Trade Finance Core Fund	148

	Federated Equity Funds:
7/1/04		Federated Absolute Return Fund	257, 258, 259, 340
12/1/08		Federated Clover Small Value Fund	639, 658, 659, 670, 539
12/1/08		Federated Clover Value Fund	586, 587, 589, 591, 597
		Federated Global Strategic Value Dividend Fund	435, 436, 437, 438
3/1/07		Federated InterContinental Fund	169, 172, 173, 176, 190
3/1/08		Federated International Strategic Value Dividend Fund	432, 433, 434, 466
7/1/04		Federated Kaufmann Fund	066, 067, 070, 074, 123
9/17/07		Federated Kaufmann Large Cap Fund	352, 353, 355, 354, 401
7/1/04		Federated Kaufmann Small Cap Fund	154, 757, 758, 759, 163
7/1/04		Federated MDT Mid-Cap Growth Fund	649, 650, 656, 677, 679
9/1/08		Federated Prudent Bear Fund	409, 415, 418
12/1/04		Federated Strategic Value Dividend Fund	661, 663, 662, 251
7/1/04	Federated Equity Income Fund, Inc.		326, 629, 241, 304, 849, 034

	Federated Fixed Income Securities, Inc.:
7/1/04		Federated Municipal Ultrashort Fund	253, 254
7/1/04		Federated Strategic Income Fund	381, 382, 383, 652, 653, 414

6/1/08	Federated Global Allocation Fund		011, 373, 608, 879, 894, 232
7/1/04	Federated Government Income Securities, Inc.		021,166,168,171
7/1/04	Federated Government Income Trust		36, 102
7/1/04	Federated High Income Bond Fund, Inc.		630, 242, 317, 491, 492
	Federated High Yield Trust:
7/1/04		Federated High Yield Trust	038, 077, 113, 120, 430
12/1/15		Federated Equity Advantage Fund	121, 122

	Federated Income Securities Trust:
7/1/04		Federated Capital Income Fund	312, 631, 244, 374, 300, 830
9/1/10		Federated Floating Rate Strategic Income Fund	701, 693, 112, 687
7/1/04		Federated Fund for U.S. Government Securities	601, 238, 309
7/1/04		Federated Intermediate Corporate Bond Fund	303, 348
7/1/04		Federated Muni and Stock Advantage Fund	876, 887, 888, 889, 901
9/1/08		Federated Prudent Dollarbear Fund	421,424,427
12/1/05		Federated Real Return Bond Fund	183,184,185
7/1/04		Federated Short-Term Income Fund	065,161,607,638,292

	Federated Index Trust:
7/1/04		Federated Max-Cap Index Fund	039,895,281,867
7/1/04		Federated Mid-Cap Index Fund	151,153,156

	Federated Institutional Trust:
7/1/04		Federated Government Ultrashort Duration Fund	969,891,840,626
7/1/04		Federated Institutional High Yield Bond Fund	900,221
6/1/05		Federated Short-Intermediate Total Return Bond Fund	063,107,114,127

	Federated Insurance Series:
7/1/04		Federated Managed Tail Risk Fund II	252,928
7/1/04		Federated Managed Volatility Fund II	333
7/1/04		Federated Fund for U.S. Government Securities II	334
7/1/04		Federated High Income Bond Fund II	250,336
7/1/04		Federated Kaufmann Fund II	953,957
7/1/04		Federated Government Money Fund II	330,402
7/1/04		Federated Quality Bond Fund II	921,929

	Federated International Series, Inc.:
7/1/04		Federated Global Total Return Bond Fund	152,240,316,628
	Federated Investment Series Funds, Inc.:
7/1/04		Federated Bond Fund	198,641,642,643, 655,671

	Federated Managed Pool Series:
12/1/05		Federated Corporate Bond Strategy Portfolio	157
12/1/05		Federated High-Yield Strategy Portfolio	744
12/1/05		Federated International Bond Strategy Portfolio	742
12/1/14		Federated International Dividend Strategy Portfolio	569
12/1/05		Federated Mortgage Strategy Portfolio	743
TBD	Federated Equity Trust Fund
		Federated MDT Large Cap Value Fund

	Federated MDT Series:
7/31/06		Federated MDT All Cap Core Fund	210, 224, 226, 233
7/31/06		Federated MDT Balanced Fund	285, 296, 297, 314
7/31/06		Federated MDT Large Cap Growth Fund	265, 271, 267, 269
7/31/06		Federated MDT Small Cap Core Fund	237, 245, 223, 255
7/31/06		Federated MDT Small Cap Growth Fund	282, 346, 283, 284, 231

7/1/04	Federated MDT Large Cap Value Fund		019, 022, 043, 220
7/1/04	Federated Municipal Bond Fund, Inc.		243, 375, 384, 602, 141

	Federated Municipal Securities Income Trust:
7/1/04		Federated Michigan Intermediate Municipal Trust	145
6/1/06		Federated Municipal High Yield Advantage Fund	167,170, 214, 310, 380
7/1/04		Federated New York Municipal Income Fund	209, 738
7/1/04		Federated Ohio Municipal Income Fund	164, 313
7/1/04		Federated Pennsylvania Municipal Income Fund	311, 842

7/1/04	Federated Short-Intermediate Duration Municipal Trust		024, 291, 289
7/1/04	Federated Total Return Government Bond Fund		647,648,234

	Federated Total Return Series, Inc.:
7/1/04		Federated Mortgage Fund	835, 837
7/1/04		Federated Total Return Bond Fund	225, 288, 328, 404, 405, 406, 893
7/1/04		Federated Ultrashort Bond Fund	108, 218, 838

`7/1/04	Federated U.S. Government Securities Fund: 1-3 Years		009,079,100
7/1/04	Federated U.S. Government Securities Fund 2-5 Years		047, 192, 896

	Federated World Investment Series, Inc.:
7/1/04		Federated Emerging Market Debt Fund	609, 610, 611, 831
7/1/04		Federated International Leaders Fund	103, 104, 105, 106, 110, 119
7/1/04		Federated International Small-Mid Company Fund	682, 695, 696, 697

7/1/04	Intermediate Municipal Trust:	Federated Intermediate Municipal Trust	078, 739

	Money Market Obligations Trust:
7/1/04		Federated California Municipal Cash Trust	080, 083, 280, 800, 809, 810
12/1/04		Federated Capital Reserves Fund	806
7/1/04		Federated Connecticut Municipal Cash Trust	023, 811
7/1/04		Federated Florida Municipal Cash Trust	625, 698, 815
7/1/04		Federated Georgia Municipal Cash Trust	651
7/1/04		Federated Government Obligations Fund	005,007,117,395,703, 805, 385, 386
7/1/04		Federated Government Obligations Tax-Managed Fund	613,636,637
12/1/04		Federated Government Reserves Fund	807, 970, 971, 972, 973
7/1/04		Federated Massachusetts Municipal Cash Trust	087, 823
7/1/04		Federated Institutional Prime 60 Day Fund	018, 126, 129
7/1/04		Federated Michigan Municipal Cash Trust	640, 802
7/1/04		Federated Minnesota Municipal Cash Trust	071,081
7/1/04		Federated Institutional Money Market Management	058, 136, 219,349
7/1/04		Federated Municipal Obligations Fund	820, 821, 833, 839, 852, 855, 858
12/1/04		Federated Municipal Trust	808
7/1/04		Federated New Jersey Municipal Cash Trust	116, 128, 824
7/1/04		Federated New York Municipal Cash Trust	012, 111, 825, 878
7/1/04		Federated North Carolina Municipal Cash Trust	321
7/1/04		Federated Ohio Municipal Cash Trust	174, 194, 801
7/1/04		Federated Pennsylvania Municipal Cash Trust	008, 150, 644
7/1/04		Federated Prime Cash Obligations Fund	851, 854, 857, 909, 911, 913, 914, 915
7/1/04		Federated Institutional Prime Obligations Fund	010,143, 222, 396, 700
7/1/04		Federated Institutional Prime Value Obligations Fund	853, 856, 859
7/1/04		Federated Tax-Free Obligations Fund	015, 397
7/1/04		Federated Institutional Tax-Free Cash Trust	042, 073
7/1/04		Federated Treasury Obligations Fund	068, 115, 398, 702, 862
7/1/04		Federated Trust for U.S. Treasury Obligations	052, 054, 059
7/1/04		Federated U.S. Treasury Cash Reserves	125, 632
7/1/04		Federated Virginia Municipal Cash Trust	898, 287, 286

Collective Trusts

Transfer Agent Fund Number
Federated Prime Cash Collective Investment Fund	474
Federated Capital Preservation Fund	004, 025, 026, 027, 035, 040
Federated InterContinental Collective Fund (unfunded)
Federated MDT All Cap Core Collective Fund (unfunded)
Federated Institutional Fixed Income Fund	045

State Street Bank and Trust Company By each of the Federated Funds set forth on

Exhibit A.

By:_/s/ Andrew Erickson By: /s/ John W. McGonigle

Name: Andrew Erickson Name: John W. McGonigle

Title: Executive Vice President Title: Executive Vice President